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                           SEA PINES ASSOCIATES, INC.


                                       AND


                          EQUISERVE TRUST COMPANY, N.A.



                   FIRST AMENDED AND RESTATED RIGHTS AGREEMENT



                  DATED AS OF AUGUST 23, 1993, AND AMENDED AND
                          RESTATED AS OF JULY 20, 1999


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                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

SECTION 1. Certain Definitions..............................................  1

SECTION 2. Appointment of Rights Agent......................................  4

SECTION 3. Issue of Right Certificates......................................  4

SECTION 4. Form of Right Certificates.......................................  6

SECTION 5. Countersignature and Registration................................  6

SECTION 6. Transfer, Split Up, Combination and Exchange of
           Right Certificates; Mutilated, Destroyed, Lost
           or Stolen Right Certificates.....................................  7

SECTION 7. Exercise of Rights; Purchase Price; Expiration Date of Rights....  8

SECTION 8. Cancellation and Destruction of Right Certificates...............  9

SECTION 9. Reservation and Availability of Preferred Shares.................  9

SECTION 10. Preferred Shares Record Date.................................... 11

SECTION 11. Adjustment of Purchase Price, Number of Shares or
            Number of Rights................................................ 11

SECTION 12. Certificate of Adjusted Purchase Price or Number of Shares...... 18

SECTION 13. Consolidation, Merger or Sale or Transfer of Assets or
            Earning Power................................................... 19

SECTION 14. Fractional Rights and Fractional Shares......................... 20

SECTION 15. Rights of Action................................................ 22

SECTION 16. Agreement of Right Holders...................................... 22

SECTION 17. Right Certificate Holder Not Deemed a Shareholder............... 23

SECTION 18. Concerning the Rights Agent..................................... 23


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SECTION 19. Merger or Consolidation or Change of Name of Rights Agent....... 23

SECTION 20. Duties of Rights Agent.......................................... 24

SECTION 21. Change of Rights Agent.......................................... 26

SECTION 22. Issuance of New Right Certificates.............................. 26

SECTION 23. Redemption...................................................... 27

SECTION 24. Exchange........................................................ 28

SECTION 25. Notice of Certain Events........................................ 29

SECTION 26. Notices......................................................... 30

SECTION 27. Supplements and Amendments...................................... 31

SECTION 28. Successors...................................................... 31

SECTION 29. Determinations and Actions by the Board of Directors, etc....... 31

SECTION 30. Benefits of this Agreement...................................... 32

SECTION 31. Severability.................................................... 32

SECTION 32. Governing Law................................................... 32

SECTION 33. Counterparts.................................................... 32

SECTION 34. Descriptive Headings............................................ 33



Exhibit A Terms of Preferred Shares

Exhibit B Form of Right Certificate

Exhibit C Summary of Rights to Purchase Preferred Shares


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                   FIRST AMENDED AND RESTATED RIGHTS AGREEMENT


                  First Amended and Restated Rights Agreement, dated as of August 23, 1993 and amended and restated as of July 20, 1999 between Sea Pines Associates, Inc., a South Carolina corporation (the "Company"), and EquiServe Trust Company, N.A., a national banking association, as Rights Agent (the "Rights Agent").

                  The Board of Directors of the Company has authorized and declared a dividend of one preferred share purchase right (a "Right") for each Common Share (as hereinafter defined) of the Company outstanding as of the close of business on September 2, 1993 (the "Record Date"), each Right representing the right to purchase one one-thousandth of a share of Series B Junior Cumulative Preferred Shares, without par value and liquidation preference $100 per share (the "Preferred Shares"), upon the terms and subject to the conditions herein set forth, and has further authorized (i) the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date (as such term is defined in Section 3), the Redemption Date and the Final Expiration Date (as such terms are defined in Section 7) and (ii) the issuance of one Right with respect to each Common Share that shall become outstanding between the Distribution Date and the earlier of the Redemption Date and the Final Expiration Date by reason of the exercise of any option, warrant or conversion privilege contained in any option, warrant, right or convertible security issued by the Company prior to the Distribution Date (other than the Rights) unless the Board of Directors provides to the contrary at the time of the issuance of any such option, warrant, right or convertible security.

                  Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                  SECTION 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

                  (a) "Acquiring Person" shall mean any Person who or that, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the Common Shares then outstanding, but shall not include (i) the Company, (ii) any wholly-owned Subsidiary of the Company,
(iii) any employee benefit plan of the Company or of any Subsidiary of the Company, or (iv) any entity holding Common Shares for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company that, by reducing the number of Common Shares outstanding, increases the percentage of Common Shares beneficially owned by such Person to 20% or more of the Common Shares then outstanding; provided, however, that if and at such time as a Person who would otherwise be an "Acquiring Person" but for the provisions of this sentence shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be an "Acquiring Person". Notwithstanding any provision to the contrary contained herein, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person" as defined pursuant to the first sentence of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Company Stock so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not, solely as a result of such inadvertent acquisition, be deemed to be an "Acquiring Person" for any purpose of this Agreement.

                  (b) "Adverse Person" shall mean any Person, who, with its Affiliates and Associates, shall be the Beneficial Owner of Common Shares in excess of an Ownership Limitation specified as to such Person, pursuant to
Section 11(a)(ii)(B).

                  (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") as such rule is in effect on the Record Date.

                  (d) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" and shall be deemed to have "beneficial ownership" of any securities:

                           (i) that such Person or any of such Person's
                  Affiliates or Associates, directly or indirectly, owns or has

                                    (A) the right to acquire (whether such right
is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or

                                    (B) the right to vote or otherwise has
"beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, pursuant to this subparagraph (B), any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                           (ii) that are beneficially owned pursuant to
                  subparagraphs (i)(A) and (B) of this subsection (d), directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except



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                  to the extent permitted by the proviso in subparagraph (i)(B)
                  of this subsection (d)) or disposing of any securities of the Company, provided, however, that nothing in this subsection
                  (d) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

                  (e) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the Commonwealth of Massachusetts are authorized or obligated by law or executive order to close.

                  (f) "Close of business" on any given date shall mean 5:00 P.M., Eastern time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Eastern time, on the next succeeding Business Day.

                  (g) "Common Shares" when used with reference to the Company shall mean the Voting Common Shares, without par value of the Company. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such Person or, if such Person is a Subsidiary of another Person, the Person or Persons that ultimately control such first-mentioned Person.

                  (h) "Distribution Date" shall have the meaning set forth in
Section 3.

                  (i) "Final Expiration Date" shall have the meaning set forth in Section 7.

                  (j) "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  (k) "Preferred Shares" shall mean shares of Series B Junior Cumulative Preferred Shares, without par value and liquidation preference $100 per share, of the Company.

                  (l) "Redemption Date" shall have the meaning set forth in
Section 7.

                  (m) "Shares Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange
Act) by the Company, an Acquiring Person or an Adverse Person that an Acquiring Person or an Adverse Person has become such.

                  (n) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person.



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                  (o) "Triggering Event" shall mean any event described in
Section 11(a)(ii) or any event described in Section 13.

                  SECTION 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (and such holders shall, in accordance with Section 3, prior to the Distribution Date also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable, upon ten (10) days' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent. In the event the Company appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and any Co-Rights Agents shall be as the Company shall determine.

                  SECTION 3. Issue of Right Certificates.

                  (a) Until the earlier of (i) the Shares Acquisition Date, and
(ii) the tenth Business Day after the date of the commencement of, or first public announcement of the intention of any Person to commence, a tender or exchange offer the consummation of which would result in beneficial ownership by a Person (other than the Company, any wholly owned Subsidiary of the Company or any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) of 20% or more of the outstanding Common Shares (including any such date that is after the date of this Agreement and prior to the issuance of the Rights; the earlier of (i) and (ii) being herein referred to as the "Distribution Date") (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, or, with respect to Common Shares issued on or after the Distribution Date and prior to the earlier of the Redemption Date and the Final Expiration Date by reason of the exercise of any option, warrant, right or convertible security issued by the Company prior to the Distribution Date (other than the Rights), unless otherwise provided to the contrary by the Board of Directors at the time of the issuance of any such option, warrant, right or convertible security, simultaneously with the issuance of such Common Shares, the Rights Agent will send, by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, or, with respect to Common Shares so issued on or after the Distribution Date (unless otherwise provided with respect thereto as aforesaid), to the record holder of such Common Shares on the date of issuance, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B, evidencing one Right for each Common Share so held, subject to adjustments as provided herein. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.



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                  (b) As soon as practicable following the Record Date, the
Company will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof (together with a copy of the Summary of Rights). Until the Distribution Date (or the earlier Redemption Date or Final Expiration Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

                  (c) Certificates for Common Shares issued after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

                  This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the First Amended and Restated Rights Agreement between Sea Pines Associates, Inc. (the "Company") and EquiServe Trust Company, N.A. as Rights Agent, dated as of August 23, 1993 and amended and restated as of July 20, 1999 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company.

                  Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly following receipt of a written request therefor.

                  Under certain circumstances, Rights beneficially owned by Acquiring Persons or Adverse Persons or Associates or Affiliates of Acquiring Persons or Adverse Persons (as such terms are defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.

With respect to such certificates bearing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Final Expiration Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone and registered



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holders of Common Shares shall also be the registered holders of the associated
Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Shares represented by such certificates. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the earlier of (i) the Distribution Date or (ii) the Final Expiration Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

                  SECTION 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially in the form of Exhibit B and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed or any national securities association on whose interdealer quotation system the Rights may from time to time be authorized for quotation, or to conform to usage. Subject to the provisions of Section 22, the Rights Certificates that are issued in respect of Common Shares that were issued and outstanding as of the Record Date, shall be dated as of the Record Date, and all Right Certificates that are issued in respect of other Common Shares shall be dated as of the respective dates of issuance of such Common Shares, and in either case on their face shall entitle the holders thereof to purchase such number of Preferred Shares as shall be set forth therein at the price per one one-thousandth of a Preferred Share set forth therein (the "Purchase Price"), but the number of such Preferred Shares and the Purchase Price shall be subject to adjustment as provided herein.

                  Any Right Certificate issued pursuant to Section 3 that represents Rights beneficially owned by an Acquiring Person or an Adverse Person or any Associate or Affiliate of an Acquiring Person or an Adverse Person and any Right Certificate issued at any time upon the transfer of any Rights to an Acquiring Person or an Adverse Person or any Associate or Affiliate of an Acquiring Person or an Adverse Person or to any nominee of such Acquiring Person, Adverse Person, Associate or Affiliate, and any Right Certificate issued pursuant to Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain the following legend:

                  The Rights represented by this Right Certificate were issued to a Person who was an Acquiring Person or an Adverse Person or an Affiliate or an Associate of an Acquiring Person or an Adverse Person. This Right Certificate and the Rights represented hereby may become void in the circumstances specified in Section 11(a)(ii) of the Rights Agreement.

                  SECTION 5. Countersignature and Registration. The Right Certificates shall be executed on behalf of the Company by its chairman, its president or a vice president, either



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manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof that shall be attested by the secretary, or an assistant secretary or treasurer, of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

                  Following the Distribution Date, the Rights Agent will keep or cause to be kept, at the office of the Rights Agent designated for such purposes, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date and certificate number of each of the Right Certificates.

                  SECTION 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. Subject to the provisions of Section 14, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date and the Final Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Preferred Shares (or other securities or other assets, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged, with the form of assignment and certificate appropriately executed, at the office of the Rights Agent designated for such purpose.

                  Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to



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cover any tax or governmental charge that may be imposed in connection with any transfer, split-up, combination or exchange of Right Certificates.

                  Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

                  SECTION 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

                  (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-thousandth of a Preferred Share (or Common Shares, other securities, cash or other assets, as the case may be) as to which the Rights are exercised, at or prior to the earlier of (i) the close of business on August 23, 2003 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 (the "Redemption Date"), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.

                  (b) The Purchase Price for each one one-thousandth of a Preferred Share pursuant to the exercise of a Right shall initially be $50, shall be subject to adjustment from time to time as provided in Sections 11 and 13 and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

                  (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the Preferred Shares (or other securities or other assets, as the case may be) to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 in cash, or by certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the

Company the amount of cash to be paid in lieu of issuance of fractional interests in shares in accordance with Section 14, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificates registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate. The payment of the Purchase Price may be made (x) in cash or by certified bank check or money order payable to the order of the Company, or (y) by delivery of a certificate or certificates (with appropriate stock powers executed in blank attached thereto) evidencing a number of Common Shares equal to the then Purchase Price divided by the closing price (as determined pursuant to Section 11(d) hereof) per Common Share on the trading date immediately preceding the date of such exercise. In the event that the Company is obligated to issue other securities (including Common Shares) of the Company or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities are available for distribution by the Rights Agent, if and when appropriate. The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole Preferred Shares would be issued.

                  (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14.

                  (e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported transfer or exercise unless such registered holder shall have (i) completed and signed the certificate following the form of assignment or election to purchase set forth on the reverse side of the Right Certificate surrendered for such assignment or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

                  SECTION 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

                  SECTION 9. Reservation and Availability of Preferred Shares. The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury (or, following a Triggering Event, Common Shares and/or other securities), the number of Preferred Shares (or, following a Triggering Event, Common Shares and/or other securities) that will be sufficient to permit the exercise in full of all outstanding Rights pursuant to the terms of this Agreement.

                  So long as the Preferred Shares (or, following a Triggering Event, Common Shares and/or other securities) issuable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

                  The Company shall use its best efforts to (i) file, as soon as is practicable following the earliest date after the first occurrence of a Triggering Event in which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Sections 11(a)(iii) and 13 hereof, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Final Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this paragraph, the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained.

                  The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares (or, following a Triggering Event, Common Shares and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

                  The Company further covenants and agrees that, subject to Sections 6 and 7(c), it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares (or, following a Triggering Event, Common Shares and/or other securities) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax that may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares (or, following a Triggering Event, Common Shares and/or other securities) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates or depositary receipts for Preferred Shares (or, following a Triggering Event, Common Shares and/or other securities) upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

                  SECTION 10. Preferred Shares Record Date. Each person in whose name any certificate for Preferred Shares (or, following a Triggering Event, Common Shares and/or other securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares (or, following a Triggering Event, Common Shares and/or other securities) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares (or, following a Triggering Event, Common Shares and/or other securities) transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding business day on which the Preferred Shares (or, following a Triggering Event, Common Shares and/or other securities) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate, as such, shall not be entitled to any rights of a holder of Preferred Shares (or, following a Triggering Event, Common Shares and/or other securities) for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

                  SECTION 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of Preferred Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                  (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or
(D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock that, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                           (ii) Subject to Section 24 of this Agreement, in the event:

                                    (A) any Person is or becomes an Acquiring
                  Person or

                                    (B) (1) the Board of Directors shall
                  designate a specific limitation on the percentage of Common Shares then outstanding that a specified Person may beneficially own, which percentage (the "Ownership Limitation") may be less than, equal to, or more than the percentage of then outstanding Common Shares owned by such Person, but shall in no event be less than 10% of the Common Shares then outstanding; and (2) at least a majority of the Board of Directors who are not officers of the Company and who are not representatives, nominees, Affiliates or Associates of such Person, after reasonable inquiry and investigation, including consultation with such persons as such directors shall deem appropriate, shall (x) conclude that beneficial ownership by such Person of a percentage of Common Shares exceeding the Ownership Limitation is (or would likely be) intended, or is (or would likely be) used to cause the Company to repurchase the Common Shares beneficially owned by such Person or to cause pressure on the Company to take action or enter into a transaction or series of transactions (including a sale of the Company or transactions leading to a change in control of the Company) under circumstances where the Board of Directors determines that the best long-term interests of the Company and its shareholders would not be served by effecting such repurchase, taking such action or entering into such transactions or series of transactions at that time or (y) determine that beneficial ownership by such Person of a percentage of Common Shares exceeding the Ownership Limitation is causing or reasonably likely to cause a material adverse impact on the business or prospects of the Company; and (3) such Person, together with its Affiliates and Associates, shall (before or after the occurrence of (1) and (2) above) beneficially own a percentage of Common Shares that exceeds the Ownership Limitation;

then, and in each such case, proper provision shall be made so that each holder of a Right, except as provided below, shall thereafter have a right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of Preferred Shares, such number of Common Shares as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable and dividing that product by (y) 50% (in the case of an event described in Section 11(a)(ii)(A) hereof) or that percentage obtained by dividing 50% by a fraction, the numerator of which is 20% and the denominator of which is the applicable Ownership Limitation (in the case of an event described in Section 11(a)(ii)(B) hereof) of the current per share market price of the Common Shares (determined pursuant to Section 11(d)) on the fifth day after the date of the occurrence of any one of the events listed above in this subparagraph (ii). Notwithstanding the foregoing, upon the occurrence of any of the events listed above in this subparagraph (ii), any Rights that are or were beneficially owned by an Acquiring Person or an Adverse Person (or any Associate or Affiliate of such Acquiring Person or Adverse Person) on or after the earlier of the Distribution Date or the Shares Acquisition Date shall become void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement.

                           (iii) In the event that there shall not be sufficient
treasury shares or authorized but unissued Common Shares to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights or shall substitute for the Common Shares otherwise purchasable, upon payment of the Purchase Price, a combination of some or all of the following that has an equal aggregate value (where such aggregate value has been determined by the Board of Directors of the Company after considering the advice of a nationally recognized investment banking firm selected by the Board of Directors): (i) fractions of a Common Share, (ii) other equity securities of the Company, (iii) debt securities of the Company or (iv) other assets; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to this subparagraph within thirty (30) days following the later of (x) the first occurrence of an event described in Section 11(a)(ii) and (y) the date on which the Company's right of redemption pursuant to Section 31 expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the difference between the value of the Common Shares that would have been issuable upon exercise of the Right and the Purchase Price. The value of such Common Shares shall be the aggregate of the current per share market price (determined pursuant to Section 11(d)) for such Common Shares on the Section 11(a)(ii) Trigger Date.

                  (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred

Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the current per share market price of the Preferred Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares that the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

                  (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current per share market price of the Preferred Shares (as defined in Section 11(d)) on such record date less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

                  (d) (i) For the purpose of any computation hereunder, the "current per share market price" of the Common Shares on any date shall be deemed to be the average of the daily closing prices per share of such Common Shares for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the "current per share market price" of Common Shares on any date shall be deemed to be the average of the daily closing prices per share of such Common Shares for the ten (10) consecutive Trading Days immediately following such date; provided, however, that in the event that the current per share market price of the Common Shares is determined during a period following the announcement by the issuer of such Common Shares of (1) a dividend or distribution on such Common Shares payable in such Common Shares or securities convertible into such Common Shares, or (2) any subdivision, combination or reclassification of such Common Shares, and prior to the expiration of 30 Trading Days, or ten (10) Trading Days, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per Common Share equivalent. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Shares, the fair value of the Common Shares on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Shares are not publicly held or not so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                           (ii) For the purpose of any computation hereunder,
the "current per share market price" of the Preferred Shares shall be determined in the same manner as set forth above for Common Shares in clause (i) of this
Section 11(d). If the current market price per

Preferred Share cannot be determined in the manner provided above or if the Preferred Shares are not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the "current market price" per Preferred Share shall be conclusively deemed to be an amount equal to 1,000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Shares occurring after the date of this Agreement) multiplied by the current market price per Common Share. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, "current market price" per Preferred Share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the "current market price" of one one-thousandth of a Preferred Share shall be equal to the "current market price" of one Preferred Share divided by 1,000.

                  (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 11 shall be made to the nearest cent or to the nearest thousandth of a Common Share or other share or one-millionth of a Preferred Share as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the date of the expiration of the right to exercise any Rights.

                  (f) If as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Shares shall apply on like terms to any such other shares.

                  (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Preferred Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                  (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (i) multiplying (x) the number of one one-thousandths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                  (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of Preferred Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

                  (j) Irrespective of any adjustment or change in the Purchase Price or the number of Preferred Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-thousandth of a share and the number of shares that were expressed in the initial Right Certificates issued hereunder.

                  (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-thousandth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.

                  (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                  (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this
Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or other securities that by their terms are convertible into or exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to hereinabove in subsection
(b) of this Section 11, hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such shareholders.

                  (n) The Company covenants and agrees that, after the Distribution Date, it shall not, except as permitted by Section 23, Section 24 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

                  (o) In the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case (A) the number of Preferred Shares purchasable upon proper exercise of each Right shall be determined by multiplying the number of shares so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights that each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(o) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected. If an event occurs that would require an adjustment under Section 11(a)(ii) and this Section 11(o), the adjustments provided for in this Section 11(o) shall be in addition and prior to any adjustment required pursuant to Section 11(a)(ii).

                  (p) The failure by the Board of Directors to take steps to declare a Person to be an Adverse Person following such Person (alone or together with the Affiliates and Associates of such Person) becoming the Beneficial Owner of 10% or more of the Common Shares then outstanding shall not limit the Board of Directors' right at any time in the future to declare such Person to be an Adverse Person.

                  SECTION 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 or 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing Common Shares) in accordance with Section 25. The Rights Agent shall be fully protected in relying on such certificate and on any adjustment contained therein and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate.

                  SECTION 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. In the event that, directly or indirectly, (a) the Company shall consolidate with, or merge with and into, any other Person, (b) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(n) hereof) shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person (other than the Company or one or more of its wholly-owned Subsidiaries in one or more transactions each of which complies with Section 11(n) hereof), then, and in each such case, proper provision shall be made so that (i) each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradable Common Shares of such other Person (including the Company as successor thereto or as the surviving corporation), not subject to any liens, encumbrances, rights of first refusal or any other adverse claims, as shall be equal to the result obtained by (x) multiplying the then current Purchase Price by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable and dividing that product by (y) 50% of the current per share market price of the Common Shares of such other Person (determined pursuant to Section 11(d)) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares to permit the exercise of all outstanding Rights) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights. The Company shall not enter into any transaction of the kind listed in this Section 13 if at the time of or immediately after such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements that, as a result of the consummation of such transaction, would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or prior to, simultaneously with or immediately after such consolidation, merger or sale, the shareholders of the Person who constitutes, or would constitute, the "other Person" for purposes of this Section 13 shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates. The Company shall not consummate any such consolidation, merger, sale or transfer unless the other Person shall have a sufficient number of authorized Common Shares which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in the first paragraph of this
Section 13, the other Person will

                           (i) prepare and file a registration statement under
                  the Securities Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Final Expiration Date; and

                           (ii) will deliver to holders of the Rights historical
                  financial statements for the other Person and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. If, in the case of a transaction referred to in clause (c) of the first sentence of this Section 13, the Person or Persons to whom assets or earning power are sold or otherwise transferred are individuals, then the Company shall require as a condition to such sale or transfer that such Person or Persons pay to each holder of a Right Certificate, upon the surrender to the Rights Agent of such Rights Certificate and in exchange therefor (without requiring any payment by such holder) cash in the amount obtained by multiplying (x) the then current Purchase Price by (y) the number of one one-thousandths of a Preferred Share for which a Right is exercisable.

                  SECTION 14. Fractional Rights and Fractional Shares.

                  (a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(o) hereof, or to distribute Right Certificates that evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

                  (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions that are integral multiples of one one-thousandth of a Preferred Share) upon exercise of the Rights or to issue certificates that evidence fractions of Preferred Shares (other than fractions that are integral multiples of one one-thousandth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-thousandth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-thousandth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

                  (c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of Common Shares upon the exercise of the Rights or to distribute certificates that evidence fractional Common Shares. In lieu of fractional Common Shares, the Company shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this Section 14(c), the current market value of one Common Share shall be the closing price of one Common Share (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

                  (d) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares (except as provided by this Section 14) upon exercise of a Right.

                  SECTION 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

                  SECTION 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                  (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

                  (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully completed and duly executed;

                  (c) subject to Section 6 and Section 7(e) hereof, the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

                  (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

                  SECTION 17. Right Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

                  SECTION 18. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom.

                  The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of its counsel as set forth in Section 20.

                  SECTION 19. Merger or Consolidation or Change of Name of Rights Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of
Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

                  In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name, and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

                  SECTION 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

                  (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                  (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity or existence of any Acquiring Person or Adverse Person and the determination of "current per share market price") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the chairman of the board, the president, any vice president, the secretary, an assistant secretary or the treasurer of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                  (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.

                  (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                  (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13, 23, or 24 or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

                  (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                  (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the chairman of the board, the president, any vice president, the secretary or the treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

                  (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                  (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

                  (j) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

                  SECTION 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 60 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares and Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the holder of record of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation or trust company organized and doing business under the laws of the United States or any state of the United States so long as such corporation is authorized to do business as a banking institution, is in good standing, is authorized under such laws to exercise corporate trust powers, and is subject to supervision or examination by federal or state authority. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice with the predecessor Rights Agent and each transfer agent of the Common Shares and Preferred Shares, and mail a notice thereof in writing to the holders of record of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                  SECTION 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or to the Person to whom such Right Certificate would be issued, and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustments shall otherwise have been made in lieu of the issuance thereof.

                  SECTION 23. Redemption.

                  (a) The Board of Directors of the Company may, at its option, at any time prior to the occurrence of a Triggering Event, by the vote of not less than a majority of the members of the Board of Directors, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"); provided, however, that if such redemption occurs on or after the date of a change (resulting from a proxy or consent solicitation) in a majority of the directors in office at the commencement of such solicitation, and any Person who is or was a participant in such solicitation has stated (or, if upon the commencement of such solicitation, a majority of the Board of Directors of the Company has determined in good faith) that such Person (or any of its Affiliates or Associates) has taken or intends to take, or may consider taking, any action that would result in such Person becoming an Acquiring Person or an Adverse Person or that would cause the occurrence of a Triggering Event (the existence of the circumstances described in this proviso being referred to herein as an "Adverse Change of Control"), then the Rights may be so redeemed only if there are Continuing Directors (as hereinafter defined) in office and such redemption is authorized by a majority of such Continuing Directors. Notwithstanding the foregoing, in the event payment of the Redemption Price to a holder of Rights would result in the payment of an amount not equal to $.01 or an integral multiple of $.01, the amount to be paid shall be rounded upward to the next $.01. "Continuing Director" shall mean (i) any member of the Board of Directors of the Company who, while such person is a member of the Board, is not an Acquiring Person or Adverse Person, or an Affiliate or Associate of an Acquiring Person or Adverse Person, or a representative of an Acquiring Person or Adverse Person or of any such Affiliate or Associate, and was a member of the Board prior to the Record Date, or (ii) any Person who subsequently becomes a member of the Board who, while such Person is a member of the Board, is not an Acquiring Person or Adverse Person, or an Affiliate or Associate of an Acquiring Person or Adverse Person, or a representative of an Acquiring Person or Adverse Person or of any such Affiliate or Associate, if such Person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors.

                  (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within ten (10) days after action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Shares. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 and Section 24 hereof and other than in connection with the purchase of Common Shares prior to the Distribution Date.

                  SECTION 24. Exchange.

                  (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person or an Adverse Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares, each Right being exchangeable for one-half of that number of Common Shares as would then be issuable upon the exercise of such Right pursuant to Section 11(a) (such number of Common Shares issuable in exchange for one Right being referred to herein as the "Exchange Shares"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than (i) the Company, (ii) any wholly-owned Subsidiary of the Company, (iii) any employee benefit plan of the Company or any Subsidiary, or (iv) any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and

Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

                  (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive the Exchange Shares. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

                  (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Shares or equivalent preference shares, as provided in Section 11(b) hereof, for Common Shares exchangeable for Rights, at the initial rate of one one-thousandth of a Preferred Share or equivalent preference share for each Common Share, as appropriately adjusted to reflect any stock split, stock dividend or similar transaction with respect to the Common Shares after the date hereof.

                  (d) In the event that there shall not be sufficient Common Shares or Preferred Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares or Preferred Shares for issuance upon exchange of the Rights or shall take such other action specified in Section 11(a)(iii) hereof.

                  (e) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this subsection (e), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second and third sentences of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

                  SECTION 25. Notice of Certain Events. In case the Company shall propose (a) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend) or (b) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), or (d) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(n) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person (other than the Company and/or any of its Subsidiaries in one or more transactions, each of which complies with Section 11(n) hereof), or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action that shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least 20 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier.

                  In case a Triggering Event shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) or Section 13.

                  The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote on any such action.

                  SECTION 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                           Sea Pines Associates, Inc.
                           32 Greenwood Drive
                           Post Office Box 7000
                           Hilton Head Island, SC  29938

                           Attention: Michael E. Lawrence
                                      President and Chief Executive Officer

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                           EquiServe Trust Company, N.A.
                           c/o EquiServe Limited Partnership
                           150 Royall Street
                           Canton, MA  02021

                           Attention: Client Administration

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to or on the holder of any Right Certificate (or, if prior to the Distribution Date, to the holder of certificates representing Common Shares) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

                  SECTION 27. Supplements and Amendments. Prior to the earliest of (i) the Distribution Date, (ii) the occurrence of a Triggering Event and
(iii) an Adverse Change of Control, and subject to the last sentence of this
Section 27, the Company may and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement (including supplements or amendments that may be deemed to affect the interests of the holders of Right Certificates adversely) without the approval of any holders of certificates representing Common Shares and Rights. From and after the earliest of (i) the Distribution Date, (ii) the occurrence of a Triggering Event and
(iii) an Adverse Change of Control, and subject to the last sentence of this
Section 27, the Company and the Rights Agent shall, if the Company so directs (upon approval of a majority of the Continuing Directors then in office), supplement or amend this Agreement without the approval of any holders of Rights Certificates (x) in any manner that will not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Acquiring Person or Adverse Person or (y) in order to cure any ambiguity or to correct or supplement any provision contained herein which, in the good faith determination of a majority of the Continuing Directors then in office, may be defective or inconsistent with the other provisions contained herein). Upon the delivery of a certificate from an officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made that decreases the Redemption Price, accelerates the Final Expiration Date, increases the Purchase Price, or decreases the number of one one-thousandths of a Preferred Share for which a Right is exercisable.

                  SECTION 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  SECTION 29. Determinations and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company (with, where specifically provided for herein, the concurrence of the Continuing Directors) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board (with, where specifically provided for herein, the Continuing Directors) or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement or as to whether an Acquiring Person or Adverse Person exists or as to whether a Triggering Event has occurred). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board (with, where specifically provided for herein, the concurrence of the Continuing Directors) in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and
(y) not subject the Board or the Continuing Directors to any liability to the holders of the Rights.

                  SECTION 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares).

                  SECTION 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language of this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors.

                  SECTION 32. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of South Carolina and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

                  SECTION 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  SECTION 34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                       Sea Pines Associates, Inc.


                                       By: Michael E. Lawrence
                                           -------------------------------------
                                           Michael E. Lawrence
                                           President and Chief Executive Officer

Attest:


By: Steven P. Birdwell                 EquiServe Trust Company, N.A.
    ------------------

                                       By: James J. Robinson
                                           -------------------------------------
                                           James J. Robinson
                                           Vice President


Attest:


By: Jeff Seiders
    ---------------
    Jeff Seiders
    Account Manager

                                                                       Exhibit A





                   AMENDMENT TO THE ARTICLES OF INCORPORATION
                          OF SEA PINES ASSOCIATES, INC.

                           --------------------------

                  The Articles of Incorporation of Sea Pines Associates, Inc. are amended as follows: Paragraph 4(a) of the Articles of Incorporation is amended by adding thereto subparagraph (3) as set forth below:

                  (3)      Series B Junior Cumulative Preferred Shares.

                           (i) Designation and Amount. The shares of such series
shall be designated as "Series B Junior Cumulative Preferred Shares" and the number of shares constituting such series shall be 3,000.

                           (ii) Dividends and Distributions.

                  (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Shares (including without limitation, holders of shares of Series A Cumulative Preferred Shares) ranking prior and superior to the shares of Series B Junior Cumulative Preferred Shares with respect to dividends, the holders of shares of Series B Junior Cumulative Preferred Shares, in preference to the holders of Voting Common Shares, without par value (the "Common Shares"), of the Corporation, and of any other junior stock (including, without limitation, Non Voting Common Shares, without par value, and Special Common Shares, without par value), shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on August 23, November 23, February 23 and May 23 in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Junior Cumulative Preferred Shares, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $0.25 or (b) the Antidilution Number (as hereafter defined) times the aggregate per share amount of all cash dividends and the Antidilution Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise) declared on the Common Shares since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the First Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Junior Cumulative Preferred Shares. The "Antidilution Number" shall initially be 1,000. In the event the Corporation shall at any time after August 23, 1993 (the "Rights Declaration Date") (i) declare any dividend on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the Antidilution Number in effect immediately prior to such event shall be adjusted by multiplying the Antidilution Number by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

                  (B) The Corporation shall declare a dividend or distribution on the Series B Junior Cumulative Preferred Shares as provided in subparagraph
(3)(ii)(A) of this Paragraph 4(a) immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares); provided that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.25 per share on the Series B Junior Cumulative Preferred Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Junior Cumulative Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series B Junior Cumulative Preferred Shares, unless the issue date of such shares is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Junior Cumulative Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Junior Cumulative Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Junior Cumulative Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

                  (iii) Voting Rights. The holders of shares of Series B Junior Cumulative Preferred Shares shall have the following voting rights:

                  (A) Each share of Series B Junior Cumulative Preferred Shares shall entitle the holder thereof to the number of votes equal to the Antidilution Number on all matters submitted to a vote of the shareholders of the Corporation.

                  (B) Except as otherwise provided herein, by law or in these Articles of Incorporation, the holders of shares of Series B Junior Cumulative Preferred Shares and the holders of Common Shares shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                  (C) (v) If at any time dividends on any Series B Junior Cumulative Preferred Shares shall be in arrears in an amount equal to six (6) dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series B Junior Cumulative Preferred Shares then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series B Junior Cumulative Preferred Shares) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

                           (w) During any default period, such voting right of
the holders of Series B Junior Cumulative Preferred Shares may be exercised initially at a special meeting called pursuant to subparagraph (3)(iii)(C)(x) of this Paragraph 4(a) or at any other annual or special meeting of shareholders, and thereafter at annual meetings of shareholders, provided that such voting right to increase, in certain cases, the authorized number of Directors shall not be exercised unless the holders of ten percent (10%) in number of shares of Series B Junior Cumulative Preferred Shares outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Shares shall not affect the exercise by the holders of Series B Cumulative Preferred Shares of such voting right. At any meeting at which the holders of Series B Junior Cumulative Preferred Shares shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Shares shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Series B Junior Cumulative Preferred Shares shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Series B Junior Cumulative Preferred Shares as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series B Junior Cumulative Preferred Shares.

                           (x) Unless the holders of Series B Junior Cumulative
Preferred Shares shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Series B Junior Cumulative Preferred Shares outstanding, may request, the calling of a special meeting of the holders of Series B Junior Cumulative Preferred Shares, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Series B Junior Cumulative Preferred Shares are entitled to vote pursuant to this subparagraph (3)(iii)(C)(x) shall be given to each holder of record of Series B Junior Cumulative Preferred Shares by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Series B Junior Cumulative Preferred Shares outstanding. Notwithstanding the provisions of this paragraph
(3)(iii)(C)(x), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the shareholders.

                           (y) In any default period, the holders of Common
Shares, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Series B Junior Cumulative Preferred Shares shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right
(i) the Directors so elected by the holders of Series B Junior Cumulative Preferred Shares shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (ii) any vacancy in the Board of Directors may (except as provided in subparagraph
(3)(iii)(C)(w) of this Paragraph 4(a)) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of a particular class of stock which elected the Director whose office shall have become vacant. References in this subparagraph (3)(iii)(C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies provided in clause (i) of the foregoing sentence.

                           (z) Immediately upon the expiration of a default
period, (i) the right of the holders of Series B Junior Cumulative Preferred Shares as a class to elect Directors shall cease, (ii) the term of any Directors elected by the holders of Series B Junior Cumulative Preferred Shares as a class shall terminate, and (iii) the number of Directors shall be such number as may be provided for in these Articles of Incorporation or in the by-laws irrespective of any increase made pursuant to the provisions of subparagraph
(3)(iii)(C)(w) of this Paragraph 4(a) (such number being subject, however, to change thereafter in any manner provided by law or in the Articles of Incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (ii) and (iii) in the preceding sentence may be filled by a majority of the remaining Directors.

                  (D) Except as set forth herein, holders of Series B Junior Cumulative Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares as set forth herein) for taking any corporate action.

                  (iv) Certain Restrictions.

                  (A) Whenever quarterly dividends or other dividends or distributions payable on the Series B Junior Cumulative Preferred Shares as provided in subparagraph (3)(ii) of this Paragraph 4(a) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Junior Cumulative Preferred Shares outstanding shall have been paid in full, the Corporation shall not

                           (w) declare or pay dividends on, make any other
                  distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
                  up) to the Series B Junior Cumulative Preferred Shares;

                           (x) declare or pay dividends on or make any other
                  distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Cumulative Preferred Shares, except dividends paid ratably on the Series B Junior Cumulative Preferred Shares and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           (y) redeem or purchase or otherwise acquire for
                  consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding
                  up) with the Series B Junior Cumulative Preferred Shares, provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Junior Cumulative Preferred Shares; or

                           (z) purchase or otherwise acquire for consideration
                  any shares of Series B Junior Cumulative Preferred Shares, or any shares of stock ranking on a parity with the Series B Junior Cumulative Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph
(3)(iv)(A) of this Paragraph 4(a), purchase or otherwise acquire such shares at such time and in such manner.

                  (v) Reacquired Shares. Any shares of Series B Junior Cumulative Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Shares and may be reissued as part of a new series of Preferred Shares to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                  (vi) Liquidation, Dissolution or Winding Up.

                  (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Cumulative Preferred Shares unless, prior thereto, the holders of Series B Junior Cumulative Preferred Shares shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distribution thereon, whether or not declared, to the date of such payment (the "Series B Liquidation Preference"). Following the payment of the full amount of the Series B Liquidation Preference, no additional distributions shall be made to the holders of shares of Series B Junior Cumulative Preferred Shares unless, prior thereto, the holders of Common Shares shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing the Series B Liquidation Preference by the Antidilution Number. Following the payment of the full amount of the Series B Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series B Junior Cumulative Preferred Shares and Common Shares, respectively, holders of Series B Junior Cumulative Preferred Shares and holders of Common Shares shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Antidilution Number to one with respect to such Series B Junior Cumulative Preferred Shares and Common Shares, on a per share basis, respectively.

                  (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of preference stock, if any, which rank on a parity with the Series B Junior Cumulative Preferred Shares, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Shares.

                  (vii) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series B Junior Cumulative Preferred Shares shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to the Antidilution Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged.

                  (viii) No Redemption. The Series B Junior Cumulative Preferred Shares shall not be redeemable.

                  (ix) Ranking. The Series B Junior Cumulative Preferred Shares shall rank junior to all other series of the Corporation's Preferred Shares as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

                  (x) Fractional Shares. Series B Junior Cumulative Preferred Shares may be issued in fractions of a share which shall entitle the holder, in proportion to such holders of fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Junior Cumulative Preferred Shares.

                                                                       Exhibit B





                           [Form of Right Certificate]

Certificate No. R-                                            ___________ Rights


                  NOT EXERCISABLE AFTER AUGUST 23, 2003 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ADVERSE PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE WERE ISSUED TO A PERSON WHO WAS AN ACQUIRING PERSON OR AN ADVERSE PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON OR AN ADVERSE PERSON. THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 11(a)(ii) OF THE RIGHTS AGREEMENT.]*


                                RIGHT CERTIFICATE

                           SEA PINES ASSOCIATES, INC.



                  This certifies that____________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the First Amended and Restated Rights Agreement dated as of August 23, 1993 and amended and restated as of June ___, 1999 (the "Rights Agreement") between Sea Pines Associates, Inc., a South Carolina corporation (the "Company"), and Equiserve Trust Company, N.A. (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (South Carolina time) on August 23, 2003 at the office of the Rights Agent designated for such purpose, or at the office of its successors as Rights Agent, one one-thousandth of a fully paid and nonassessable share of Series B Junior Cumulative Preferred Shares, without par value and liquidation preference $100 per share (the "Preferred Shares"), of the Company, at a purchase price of $50 per one one-thousandth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.


-------------------

* The portion of the legend shall be modified to apply to an Acquiring Person or an Adverse Person as applicable, and shall replace the preceding sentence.

                  The number of Rights evidenced by this Right Certificate (and the number of Preferred Shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of August 23, 1993 based on the Preferred Shares as constituted at such date.

                  As provided in the Rights Agreement, the Purchase Price and the number of Preferred Shares or other securities that may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Agreement).

                  This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates.

                  Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

                  This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

                  Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may, but are not required to, be redeemed by the Company at a redemption price of $.01 per Right.

                  No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractional shares that are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

                  No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

                  This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.


                  WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of


                                                   Sea Pines Associates, Inc.


                                                   By: _________________________

Attest:

By: __________________________________


Countersigned:

Equiserve Trust Company, N.A.


By: ___________________________________

                   [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificates.)


                  FOR VALUE RECEIVED____________________________________________
hereby sells, assigns and transfers unto _______________________________________
________________________________________________________________________________
                  (Please print name and address of transferee)
________________________________________________________________________________
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:_______________, 19__



                                               _______________________________
                                               Signature


Signature Guaranteed: __________________________

                  Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

________________________________________________________________________________

                                   CERTIFICATE

                  The undersigned hereby certifies by checking the appropriate boxes that:

                  (1) this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Acquiring Person or Adverse Person (as such terms are defined in the Rights Agreement); and

                  (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Acquiring Person or Adverse Person.

Dated: ________________________, 19___


                                               _______________________________
                                               Signature

Signature Guaranteed: ____________________________________________

                  Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

     _____________________________________________________________________

                                     NOTICE

                  The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

================================================================================

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                        exercise the Right Certificate.)

To: ______________________

                  The undersigned hereby irrevocably elects to exercise _________________________ Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights (or such other securities of the Company or of any other person which may be issuable upon exercise of the Rights) and requests that certificates for such securities be issued in the name of:

Please insert social security
or other identifying number

--------------------------------------------------------------------------------

                         (Please print name and address)

--------------------------------------------------------------------------------

                  If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

--------------------------------------------------------------------------------

                         (Please print name and address)

--------------------------------------------------------------------------------


Dated: ______________________, 19

                                               _______________________________
                                               Signature


Signature Guaranteed: ___________________________

         Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                   CERTIFICATE

                  The undersigned hereby certifies by checking the appropriate boxes that:

                  (1) Rights evidenced by this Rights Certificate are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Acquiring Person or Adverse Person (as such terms are defined in the Rights Agreement); and

                  (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Acquiring Person or Adverse Person.


Dated:_____________________, 19__


                                               _______________________________
                                               Signature


Signature Guaranteed: __________________________

                  Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

--------------------------------------------------------------------------------
                                     NOTICE

                  The signatures in the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

================================================================================

                                     WARNING

                  In the event the Certificate set forth above in the Assignment and Election to Purchase is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person, an Adverse Person or an Affiliate or Associate of such Acquiring Person or Adverse Person (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                                                       Exhibit C



                          SUMMARY OF RIGHTS TO PURCHASE
                                PREFERRED SHARES

                  The Board of Directors of Sea Pines Associates, Inc. (the "Company") has declared a dividend distribution of one Right (the "Rights") for each outstanding Voting Common Share ("Common Shares") of the Company, without par value, to shareholders of record at the close of business on September 2, 1993 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-thousandth of a share (a "Unit") of Series B Junior Cumulative Preferred Shares, without par value and liquidation preference $100 per share (the "Preferred Shares"), at a purchase price (the "Purchase Price") of $50 per Unit, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and the Rights Agent. Capitalized terms used but not otherwise defined herein shall have the meaning given such terms in the Rights Agreement.

                  Initially, the Rights will be evidenced by the certificates representing Common Shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will become exercisable and will separate from the Common Shares upon the earlier of (i) a public announcement that (A) a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 20% or more of the outstanding Common Shares or
(B) a person or group of affiliated or associated persons has become an Adverse Person (as hereinafter defined) (the earlier of (A) or (B) being the "Shares Acquisition Date") or (ii) ten business days after the commencement of, or first public announcement of an intention to commence, a tender offer or exchange offer that would result in a person or group beneficially owning 20% or more of the outstanding Common Shares (the earliest of such dates being called the "Distribution Date").

                  A person shall be an "Adverse Person" if all of the following shall occur: (1) the Board of Directors shall designate a specific limitation on the percentage of Common Shares then outstanding that a specified Person may beneficially own, which percentage (the "Ownership Limitation") may be less than, equal to, or more than the percentage of then outstanding Common Shares owned by such Person, but shall in no event be less than 10% of the Common Shares then outstanding; and (2) at least a majority of the Board of Directors who are not officers of the Company and who are not representatives, nominees, Affiliates or Associates of such Person, after reasonable inquiry and investigation, including consultation with such persons as such directors shall deem appropriate, shall (x) conclude that beneficial ownership by such Person of a percentage of Common Shares exceeding the Ownership Limitation is (or would likely be) intended, or is (or would likely be) used to cause the Company to repurchase the Common Shares beneficially owned by such Person or to cause pressure on the Company to take action or enter into a transaction or series of transactions (including a sale of the Company or transactions leading to a change in control of the Company) under circumstances where the Board of Directors determines that the best long-term interests of the Company and its shareholders would not be served by effecting such repurchase, taking such action or entering into such transactions or series of transactions at that time or (y) determine that beneficial ownership by such Person of a percentage of Common Shares exceeding the Ownership Limitation is causing or is reasonably likely to cause a material adverse impact on the business or prospects of the Company; and (3) such Person, together with its Affiliates and Associates, shall (before or after the occurrence of (1) and (2) above) beneficially own a percentage of Common Shares that exceeds the Ownership Limitation.

                  Until the Distribution Date, (i) the Rights will be evidenced by the Common Share certificates and will be transferred with and only with such Common Share certificates, (ii) new Common Share certificates issued after the Record Date will contain in accordance with the Rights Agreement a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Shares outstanding will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

                  The Rights are not exercisable until the Distribution Date and will expire at the close of business on August 23, 2003, unless earlier redeemed or exchanged by the Company as described below.

                  As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise provided by the Rights Agreement or determined by the Board of Directors, only Common Shares issued prior to the Distribution Date will be issued with Rights. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

                  In the event that a person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. In the event that a person becomes an Adverse Person, each holder of a Right will have the right to receive, upon exercise, Common Shares having a value equal to two times the exercise price of the Right multiplied by a fraction the numerator of which is 20% and the denominator of which is the Ownership Limitation applicable to such Adverse Person. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or any Adverse Person will be null and void.

                  In the event that (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or in which the Company is the surviving corporation but its stock is changed or exchanged or (ii) 50% or more of the Company's assets or earning power is sold or transferred, proper provision will be made so that each holder of a Right shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and the preceding paragraph are referred to as the "Triggering Events."

         The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to customary adjustments from time to time to prevent dilution in the event of certain changes in the shares of the Company. With Certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. The Company may determine not to issue fractional Rights or shares and, in lieu thereof, an adjustment in cash will be made based on the market value of the Rights or shares on the last trading date prior to the date of exercise.

                  In general, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, at any time before the occurrence of a Triggering Event; provided, however, that if there has been a change in a majority of the Board of Directors of the Company as a result of a proxy or consent solicitation and a person who was a participant in such solicitation has stated that he or it has taken or intends to take or may take actions that would cause the occurrence of a Triggering Event (an "Adverse Change of Control"), then the redemption of the Rights will require the approval of a majority of the Continuing Directors. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

                  "Continuing Director" means (i) any member of the Board of Directors of the Company, while such person is a member of the Board, who is not an Acquiring Person or an Adverse Person, or an Affiliate or Associate of an Acquiring Person or an Adverse Person, or a representative of an Acquiring Person or an Adverse Person or of any such Affiliate or Associate, and was a member of the Board prior to August 23, 1993, or (ii) any Person who subsequently becomes a member of the Board, while such Person is a member of the Board, who is not an Acquiring Person or an Adverse Person, or an Affiliate or Associate of an Acquiring Person or an Adverse Person, or a representative of an Acquiring Person or an Adverse Person or of any such Affiliate or Associate, if such Person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors.

                  At any time after any Person becomes an Acquiring Person or an Adverse Person and prior to the acquisition by such Person of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the then outstanding and exercisable Rights (other than Rights owned by such Person, which will have become void), in whole or in part, for Common Shares, each Right being exchangeable for one-half of the number of Common Shares as would then be issuable upon exercise of such Right.

                  Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

                  Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the

Company prior to the first to occur of (i) the Distribution Date, (ii) a Triggering Event and (iii) an Adverse Change of Control. After the first to occur of such events, the provisions of the Rights Agreement may be amended with the approval of a majority of the Continuing Directors in order (x) to make changes that do not adversely affect the interests of holders of Rights (other than the interests of any Acquiring Person or any Adverse Person), or (y) to cure any ambiguity or defect contained in the Rights Agreement.

                  A copy of the Rights Agreement will be filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. Once the Rights are issued, a copy of the Rights Agreement will be available to registered holders of the Rights upon written request free of charge from the Rights Agent. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.